SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 7, 2004

WEGENER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11350 Technology Circle, Duluth, Georgia	30097

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 623-0096

N/A

(Former name or former address, if changed since last report)

SIGNATURES
EX-99.1 PRESS RELEASE

Item 12. Disclosure of Results of Operations and Financial Condition

On April 7, 2004, Wegener Corporation issued a press release announcing its results for the six months ended February 27, 2004, and a copy of such press release is attached as Exhibit 99.1 to this report.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wegener Corporation

Date: April 12, 2004

	By:	/s/ Robert A. Placek

Robert A. Placek President and Chief Executive Officer